UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

December 3, 2024 (November 27, 2024)

Date of report (date of earliest event reported)

Nordicus Partners Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	Commission File No. 001-11737	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 South Beverly Dr., Suite 505, Beverly Hills, CA 90212
(Address of Principal Executive Offices)

(424) 256-8560
(Registrant’s Telephone Number)

3651 Lindell Road, Suite D565, Las Vegas, NV, 89103
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 27, 2024, Nordicus Partners Corporation (the “Company”) entered into a Consulting Agreement with Harbor Access LLC for the provisions of investor relations and related services.  The term of the Agreement expires on November 30, 2025, subject to extension by the mutual agreement of the parties. The Company is obligated to pay Harbor Access LLC a fee for the services of $8,000 per month.

On November 27, 2024, the Company entered into a Professional Relations and Consulting Agreement with ESG Advisor Group, L.L.C. (“ESG”) for the provisions of investor relations and related services.  The term of the Agreement expires on November 30, 2025 and will automatically be renewed for one additional six-month period unless terminated by the parties. The Agreement may be terminated by either party after three months on 30 days’ prior notice.

The Company is obligated to pay ESG a fee for the services in the form of 61,500 restricted shares of its common stock, par value $0.001 per share (“Shares”). Such Shares will vest as follows: 15,300 shares shall vest 45 days after the effective date of the Agreement and up to 11 additional monthly tranches of 4,200 shares shall vest for each additional month of service during the term of the Agreement. ESG is entitled to receive additional Shares as bonuses if the Company’s Shares achieve certain volume and trading price milestones.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdiction’s securities laws.

Item 3.02. Unregistered Sales of Equity Securities.

As described above in Item 1.01, which disclosures are incorporated by reference in this Item 3.02 in their entirety, on November 27, 2024, the Company entered into a Professional Relations and Consulting Agreement with ESG, providing for the issuance of Shares.

The Company claims an exemption from registration for the issuance of the Shares pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) and/or Rule 701 of Regulation D thereunder under the Securities Act, since (A) the foregoing issuances did not involve a public offering, the recipient was an (i) “accredited investor”; and/or (ii) had access to similar documentation and information as would be required in a registration statement under the Securities Act, and the recipient represented that it acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof and/or (B) the recipient was a consultant to the Company. The Shares were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuance, and we paid no underwriting discounts or commissions. The Shares are subject to transfer restrictions, and the certificates evidencing the Shares contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01. Financial Statements and Exhibits

The following are filed as part of this Form 8-K:

(d)	Exhibits

Exhibit				Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
10.1	Consulting Agreement, dated November 27, 2024, between the Company and Harbor Access LLC				X
10.2	Consulting Agreement, dated November 27, 2024, between the Company and ESG Advisor Group, L.L.C.				X
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)				X

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 3, 2024	NORDICUS PARTNERS CORPORATION

	By:	/s/ Henrik Rouf
Henrik Rouf
Chief Executive Officer